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                                                                   EXHIBIT 10.20

                             EMPLOYMENT AGREEMENT

This Agreement is made by and between Metawave Communications Corporation (the "Company") and Vito Palermo (the "Executive").

1.   DUTIES AND SCOPE OF EMPLOYMENT.

     a) Position: Employment Commencement Date. The Company shall employ the Executive as the Senior Vice President of Finance and Chief Financial Officer of the Company reporting to the Chief Executive Officer of the Company. The Executive's employment with the Company pursuant to this Agreement shall commence on January 20, 1997 ("Effective Date").

     b) Obligations. The Executive shall devote his full business efforts and time to the Company. The Executive agrees not to actively engage in any other employment, occupation, or consulting activity for any direct or indirect remuneration without the prior approval of the Board; provided, however, that the Executive may serve in any capacity with any civic, educational or charitable organization without the prior approval of the Board, so long as such activities do not interfere with his duties and obligations under this Agreement.

2.   COMPENSATION AND STOCK OPTIONS.

     a) Base Salary. While employed by the Company pursuant to this Agreement, the Company shall pay the Executive as compensation for his services a base salary in fiscal year 1997, which shall, beginning June 1, 1997, be at the annualized rate of $160,000.00 (the "Base Salary"). Such Base Salary shall be paid periodically in accordance with normal Company payroll practices and subject to the usual required withholding. The Executive's salary shall be reviewed annually for possible raises in light of the Executive's performance of his duties, as determined by the Chief Executive Officer.

     b) Bonus. The Executive shall receive a bonus determined by the Board of Directors in accordance with the Company's standard bonus practices in effect from time to time.

     c) Stock Options. The Executive has been granted a stock option, which shall be, to the extent possible, an "incentive stock option" as defined in Section 422 of the Internal Revenue Code of 1986, to purchase 200,000 shares of Common Stock of the Company with a per share exercise price equal to $0.62 per share (a grant of 135,000 shares was made as of January 20, 1997, and a grant of 65,000 was made as of May 22, 1997). This option shall be for a term of ten (10) years, and shall vest at the rate of 25% of the shares originally subject to the option one year from the Effective Date and one-forty-eighth of the shares originally subject to the

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          option each month thereafter, so as to be 100% vested four years after the Effective Date, conditioned upon the Executive's continued employment with the Company as of each vesting date. The terms and conditions of the option shall be in accordance with the Company's Second Amended and Restated 1995 Stock Option Plan, as amended from time to time (the "Company Stock Option Plan")

3.   EMPLOYEE BENEFITS; RELOCATION EXPENSES.

     A. Employee Benefits. During his employment hereunder, the Executive shall be eligible to participate in the employee benefit plans and programs maintained by the Company for its senior executives at a level comparable to that of other senior executives of the Company.

     B. Relocation Expenses. The Executive shall receive the following payments on the following dates to cover the costs of his relocation ("Relocation Payments") subject to the usual required withholding:

                    (1)  February 28, 1997: $25,000.00

                    (2)  March 14, 1997: $25,000.00

                    (3)  March 31, 1997: $25,000.00

                    (4)  April 15, 1997: $24,396.00

     C. Should the Executive cease to be employed with the Company within 12 months of the Effective Date pursuant to section 5 (c) or 6 hereof, other than as the result of Good Reason, as that term is defined herein, the Executive shall reimburse the Company for the Relocation Payments he has received on a pro rata basis.

4. EXPENSES. The Company will pay or reimburse the Executive for reasonable travel, entertainment or other expenses incurred by the Executive in the furtherance of or in connection with the performance of the Executive's duties hereunder in accordance with the Company's established policies.

5.   TERMINATION BY THE COMPANY.

     a) The Executive's employment hereunder may be terminated by the Company at any time for any reason, with or without Cause, by delivering to the other party written notice of such termination.

     b) If the Company terminates the Executive's employment without Cause prior to the first anniversary of the Effective Date, the Executive shall be entitled to receive (i)a lump sum severance payment from the Company within 30 days of such termination, equal to twelve months' of the Executive's Base Salary as in effect on the date of termination,
          (ii) the benefits set forth in section 3 (a) hereof for a

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          period of one year following such termination, and (iii) any payments not yet received under section 3(b). If the Company terminates the Executive's employment without Cause after the first anniversary of the Effective Date, the Executive shall be entitled to receive -(i)a lump sum severance payment from the Company, within 30 days of such termination, equal to six months' of the Executive's Base Salary as in effect on the date of termination, (ii) 50% of the Executive's target bonus, if any, for the year in which the termination occurs, and (iii) the benefits set forth in section 3(a) hereof for a period of six months following such termination. In addition, the Executive's outstanding stock options shall continue to vest in accordance with the schedule in section 2(c) hereof and the provisions of the Company Stock Option Plan during the period that the Executive is receiving payments from the Company pursuant to this section 5(b).

     c) The Company's obligation to pay salary, benefits, and any and all forms of compensation to the Executive shall immediately terminate on the effective date of the termination of the Executive's employment by the Company for Cause. For purposes of this Agreement, "Cause" shall mean (i) the Executive's engaging in misconduct which is demonstrably injurious to the Company; (ii) the Executive's being convicted of a felony; (iii) any act of the Executive, which in the reasonable opinion of a majority of the Board of Directors of the Company, constitutes dishonesty, larceny, fraud, deceit or gross negligence by the Executive in the performance of his duties to the Company or willful misrepresentation to shareholders, directors, or officers of the Company; and (iv) the Executive's breach of this Employment Agreement or the Confidentiality and Inventions Agreement between the Company and the Executive, dated January 20, 1997 (the "Confidentiality Agreement").

     d) In the event of the Executive's death during his employment with the Company, the Company shall pay to the Executive's estate within ten ((10)) days of the Executive's death any unpaid salary earned by the Executive through the date of the Executive's death and such estate, or other designee of Executive, shall be entitled to exercise any vested options at the time Executive's death in accordance with the stock option agreement governing such exercise. All other payments shall cease.

6.   TERMINATION BY THE EMPLOYEE.

     a) The Executive may terminate his employment at any time upon at least fifteen (15) days written notice. The Executive's right to the benefits described above in sections 2(a), 2(b), 3(a) and 3(b) shall terminate upon the effective date of such resignation, provided, however, that if the Executive terminates his employment with the Company voluntarily for Good Reason (as defined herein) the Executive shall be entitled to receive a lump-sum severance payment from the Company, within 30 days of such termination, equal to nine months' of the Executive's Base

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          Salary as in effect on the date of termination, and the Company shall pay for the reasonable cost of relocating the Executive and his dependents back to San Jose, California.

     b) For this purpose, "Good Reason" is defined as (i) the significant reduction of the Executive's title, duties, authority or responsibilities, relative to the Executive's title, duties, authority or responsibilities as in effect immediately prior to such reduction (except any such reduction which occurs within six (6) months of the appointment of a new Chief Executive Officer of the Company, and which relates to title, duties, authority and responsibilities assigned to Executive on an interim basis by the Board subsequent to January 20,
          1997), (ii) a reduction by the Company in the Base Salary of the Executive as in effect immediately prior to such reduction unless part of a plan applicable to a significant proportion of the Company's executives at that time; (iii) any material breach of this Agreement by the Company that the Company fails to cure within 30 days of recovering notice thereof; and (iv) any act or set of facts which would, under Washington case law or statute, constitute a constructive termination of the Executive.

7.   TERMINATION FOLLOWING A CONTROL TRANSACTION.

     a) In the event that the Company terminates the Executive within six (6) months following a Control Transaction, as that term is defined herein, the provisions of section 5(b) hereof shall not apply and the following shall apply:

               (1) Executive's outstanding stock options shall have their vesting accelerated in accordance with the provisions of the Stock Option Plan as in effect as of the date immediately prior to such Control Transaction; and

               (2) the Company shall pay to the Executive an amount equal to twelve months' of Executive's Base Salary as in effect as of the date immediately prior to such Control Transaction, and 100% of the Executive's target bonus for the year in which the Control Transaction occurs.

     (b)  For this purpose, "Control Transaction" is defined as

               (1) any merger, consolidation, or statutory or contractual share exchange in which there is no group of persons who held a majority of the outstanding Common Stock immediately prior to the transaction who continue to hold immediately following the transaction at least a majority of the combined voting power of the outstanding shares of that class of capital stock (herein, "Voting Stock") which ordinarily (and apart from rights accruing under special

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                    circumstances) has the right to vote in the election of
                    directors of the Company (or of any other corporation or entity whose securities are issued in such transaction wholly or partially in exchange for Common Stock);

               (2)  any liquidation or dissolution of the Company;

               (3) any transaction (or series of related transactions) involving the sale, lease, exchange or other transfer not in the ordinary course of business of all, or substantially all, of the assets of the Company; or

               (4) any transaction (or series of related transactions) in which any person (including, without limitation, any natural person, any corporation or other legal entity, and any person as defined in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), other than the Company or any employee benefit plan sponsored by the Company) (a) purchases any Common Stock (or securities convertible into Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer subject to the requirements of the Exchange Act, or (b) directly or indirectly becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company which, when aggregated with such person's beneficial ownership prior to such transaction, either (x) represent 30% or more (50% or more if the Company is not then subject to the requirements of the Exchange Act) (the "Control Percentage") of the combined voting power of the then outstanding Voting Stock of the Company, or (y) if such person's beneficial ownership prior to such transaction already exceeded the applicable Control Percentage, result in an increase in such holder's beneficial ownership percentage (all such percentages being calculated as provided in Rule 13 d-3 (d) under the Exchange Act with respect to tights to acquire the Company's securities).

               (5) All references in this definition to specific sections of or rules promulgated under the exchange Act shall apply whether or not the Company is then subject to the requirements of the Exchange Act.
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8. DEATH AND DISABILITY.

          This Agreement shall terminate upon the death or disability of Executive. In such event, the Company shall pay to the Executive's executors, legal representatives or administrators, such salary as he is entitled to receive for services rendered prior to the date of termination, and such executors, representatives or administrators shall have the right to exercise all stock options that have vested prior to such termination in accordance with the Company Stock Option Plan relating to such options.

9. INDEMNIFICATION AND INSURANCE.

          Upon the commencement of his employment with the Company, Executive shall be offered an indemnification agreement comparable in form and substance to indemnification agreements entered into by and between the Company and its executive officers and members of the Board (if any). During the period of the Executive's employment with the Company, the Company agrees to maintain director and officer liability insurance in scope and amounts reasonably satisfactory to the Executive, to the extent available. Following the termination of Executive's employment for any reason, the Company agrees to honor the indemnification agreement previously entered into by Executive.

10.  ASSIGNMENT.

          This Agreement shall be binding and inure to the benefit of (a) the heirs, executors and legal representatives of the Executive upon the Executive's death and (b) any successor of the Company. Any such successor of the Company shall be deemed substituted for the Company under the terms of this Agreement. As used herein, "successor" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company.

11.  NOTICES

          All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given if delivered personally or three (3) days after being mailed by registered or certified mail, or sent by a private delivery company, return receipt requested, prepaid and addressed to the parties or their successors in interest, at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

          If to the Company:
          Metawave Communications Corporation
          148th Avenue NE
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          Redmond, WA 98052
          Attention: General Counsel

          If to the Executive:
          Vito Palermo
          5608K Lakeview Drive
          Kirkland WA

12.  SEVERABILITY.

          In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision.

13.  ENTIRE AGREEMENT.

          This Agreement represents the entire agreement and understanding between the Company and the Executive concerning the Executive's employment relationship with the Company, other than the Confidentiality Agreement, and supersedes and replaces any and all prior agreements and understanding concerning Executive's employment relationship with the Company, provided, however, that the Confidentiality Agreement shall remain in full force and effect.

14.  NO ORAL MODIFICATION.

          This Agreement may only be amended, canceled, or discharged in writing signed by the Executive and the Company.

15.  GOVERNING LAW.

          This Agreement shall be governed by the laws of the State of Washington.
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IN WITNESS WHEREOF, the undersigned have executed this Agreement on the respective dates set forth below.

METAWAVE COMMUNICATIONS CORPORATION

By: /s/ Douglas O. Reudink
    ------------------------

Title:  President

Date:   7/22/97
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VITO PALERMO

    /s/ Vito Palermo
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Date:   7/23/97
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     (SIGNATURE PAGE FOR PALERMO EMPLOYMENT AGREEMENT dated July 22, 1997)